AMENDMENT NO. 1 AND CONSENT

This AMENDMENT NO. 1 AND CONSENT (this “Amendment and Consent”) is dated as of October 27, 2025, by and among HUDSON BAY PH XVI LTD., in its capacity as collateral agent under the Existing Purchase Agreement (as defined below) (in such capacity, the “Collateral Agent”), HUDSON BAY PH XVI LTD., in its capacity as the holder of the majority in aggregate outstanding principal amount of Secured Convertible Debentures (as defined below) under the Existing Purchase Agreement (in such capacity, the “Required Holders”), SEQUANS COMMUNICATIONS S.A., a société anonyme incorporated in the French Republic (the “Company”), and, solely as a courtesy and without being required parties hereto, the buyers (other than the Required Holders) of the Secured Convertible Debentures (as defined below) under the Existing Purchase Agreement who elect to execute this Amendment and Consent (each, a “Buyer” and collectively, the “Buyers”).

RECITALS:

A. WHEREAS, the Company, the Required Holders, and the Buyers are parties to that certain Secured Convertible Debenture Purchase Agreement, dated as of June 22, 2025 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Purchase Agreement”), pursuant to which the Required Holders and the Buyers purchased from the Company secured convertible debentures (collectively, the “Debentures”) in the original aggregate principal amount of $189,000,000, and certain related warrants;

B. WHEREAS, in connection with the Existing Purchase Agreement, the Company and certain of its affiliates granted to the Collateral Agent, for the benefit of the Required Holders and the Buyers, a lien and security interest in the Collateral (as defined in the Guaranty and Security Agreement, dated as of July 7, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “GSA”)), including Bitcoin (as defined in the Debentures) held in the Bitcoin Escrow Account (as defined in the Debentures), pursuant to the GSA;

C. WHEREAS, the Company desires to repurchase, in accordance with this Amendment and Consent, fifty percent (50%) of the outstanding aggregate principal amount of the Debentures as of the date hereof (the “Proposed Repurchases”) at a cash price equal to one hundred six and five tenths percent (106.5%) of the principal amount of the Debentures being repurchased (the “Repurchase Price”), together with all accrued and unpaid interest on the principal amount being repurchased through, and including, the applicable repurchase date;

D. WHEREAS, to facilitate the Proposed Repurchases, the Company has requested that the Collateral Agent release, and the Collateral Agent has agreed to release, nine hundred seventy (970) Bitcoin from the Bitcoin Escrow Account, all or a portion of which will be used to consummate the Proposed Repurchases at the Repurchase Price (the “Bitcoin Initial Release”), with the remaining Bitcoin theretofore released to be retained by the Company (or its designee) free and clear of any lien of the Collateral Agent;

E. WHEREAS, in the event that the Company has not been able to complete the Proposed Repurchases in full within seven (7) days of the date of the Bitcoin Initial Release through the application of all proceeds received from the liquidation by the Company of the Bitcoin released in the Bitcoin Initial Release, the Company has requested that the Collateral Agent release, and the Collateral Agent has agreed to release, one hundred sixty two (162) Bitcoin from the Bitcoin Escrow Account, a portion of which will be used to consummate the Proposed Repurchases at the Repurchase Price (the “Bitcoin

Supplemental Release”), with the remaining Bitcoin theretofore released to be retained by the Company (or its designee) free and clear of any lien of the Collateral Agent;

F. WHEREAS, in the event that the Proposed Repurchases are completed, the Company has requested that the Collateral Agent release, and the Collateral Agent has agreed to release, an additional (a) six hundred forty seven (647) Bitcoin in the event that the Bitcoin Supplemental Release has not occurred, or (b) four hundred eighty five (485) Bitcoin in the event that the Bitcoin Supplemental Release has occurred, from the Bitcoin Escrow Account (the “Bitcoin Subsequent Release”; and together with the Bitcoin Initial Release and the Bitcoin Supplemental Release, if it occurs, the “Bitcoin Releases”), with the Bitcoin released in such Bitcoin Subsequent Release to be retained by the Company (or its designee) free and clear of any lien of the Collateral Agent;

G. WHEREAS, pursuant to Section 10(f) of the Existing Purchase Agreement and Section 13 of the Debentures, the Company and the Required Holders may amend the Existing Purchase Agreement and the Debentures by written agreement, and such amendment, once executed by the Required Holders, shall be effective as to all Debentures on a uniform basis;

H. WHEREAS, the Collateral Agent and the Required Holders are willing to consent to the Bitcoin Releases and to the Proposed Repurchases, and to amend the Existing Purchase Agreement and each of the Debentures as set forth herein, on the terms and subject to the conditions set forth in this Amendment and Consent;

I. WHEREAS, the Buyers (other than the Required Holders) may elect to execute this Amendment and Consent; provided, however, that the signatures of such Buyers are not required for the effectiveness of this Amendment and Consent, and the obligations and consents herein shall be binding upon all holders of the Debentures upon execution of this Amendment and Consent by the Company, the Collateral Agent, and the Required Holders; and

J. WHEREAS, the parties further desire to amend the Existing Purchase Agreement to modify Section 4(m)(ii) thereof to replace the threshold amount of “$5,000,000” with “$20,000,000”.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement, the Debentures, and/or the GSA, as applicable.

SECTION 2.    Amendment to Existing Purchase Agreement. Effective as of the date hereof:

a)Consent and Release Mechanics. Notwithstanding anything to the contrary in the Existing Purchase Agreement or any other Transaction Document, the Collateral Agent shall: (i) as soon as practicable following the execution of this Amendment and Consent, instruct the applicable custodians and counterparties to release to the Company (or its designee) nine hundred seventy (970) Bitcoin from the Bitcoin Escrow Account, all or a portion of which will be used to consummate the Proposed Repurchases at the Repurchase Price, with the remaining Bitcoin theretofore released to be retained by the Company (or its designee) free and clear of any lien of the Collateral Agent, (ii) provided that no Event of Default has occurred and is continuing, in the event that the Company certifies in writing to the Collateral Agent that the Company has not been able to complete the Proposed Repurchases within seven (7) days of the Bitcoin Initial Release after liquidation of all Bitcoin released in the Bitcoin Initial Release and the application of all proceeds therefrom to the Proposed Repurchases (the “Insufficiency Certification”), as soon as practicable following receipt of the Insufficiency Certification, instruct the applicable custodians and counterparties to release to the Company (or its designee) one hundred sixty two (162) Bitcoin from the Bitcoin Escrow Account, all or a portion of which will be used to consummate the Proposed Repurchases at the Repurchase Price, with the remaining Bitcoin theretofore released to be retained by the Company (or its designee) free and clear of any lien of the Collateral Agent, and (iii) provided that no Event of Default has occurred and is continuing, as soon as practicable following the completion of the Proposed Repurchases, instruct the applicable custodians and counterparties to release to the Company (or its designee) an additional (a) six hundred forty seven (647) Bitcoin from the Bitcoin Escrow Account in the event that the Bitcoin Supplemental Release has not occurred, or (b) four hundred eighty five (485) Bitcoin from the Bitcoin Escrow Account in the event that the Bitcoin Supplemental Release has occurred, with all such Bitcoin released being free and clear of any lien of the Collateral Agent. For the avoidance of doubt, the Collateral Agent shall reduce the remaining Collateral amount accordingly following each of the Bitcoin Initial Release, the Bitcoin Supplemental Release (if it occurs), and the Bitcoin Subsequent Release.

b)Conforming Amendments. The Existing Purchase Agreement is hereby amended to the extent necessary to give full force and effect to the consents and amendments set forth in this Amendment and Consent, including to permit the Bitcoin Releases and the Proposed Repurchases and solely to the extent required to effectuate the transactions specified in this Amendment and Consent, to eliminate any prohibition, restriction or condition that would otherwise conflict with or impede the transactions contemplated hereby.

c)Courtesy Execution by Buyers. References in the Existing Purchase Agreement to amendments, consents or waivers requiring signatures of “the Buyers” shall, in respect of this Amendment and Consent, be deemed satisfied by the execution of this Amendment and Consent by the Required Holders (and, to the extent applicable, the Collateral Agent and the Company). Any signatures of the Buyers (other than the Required Holders) appearing on this Amendment and Consent are provided as a matter of courtesy only and are not required for effectiveness of this Amendment and Consent.

d)Amendment to Section 4(m)(ii) of Existing Purchase Agreement. Section 4(m)(ii) of the Existing Purchase Agreement is hereby amended by deleting the reference to “$5,000,000” therein and replacing it with “$20,000,000”.

SECTION 3.    Amendment to Debentures. Effective as of the date hereof, pursuant to Section 13 of each Debenture and Section 10(f) of the Existing Purchase Agreement, each Debenture is hereby amended as follows (and such amendments shall apply to and be binding upon all Debentures on a uniform basis):

a)Proposed Repurchases Permitted. The Debentures are hereby amended to expressly permit, and the Required Holders have consented to, the Proposed Repurchases, pursuant to and in accordance with this Amendment and Consent, including the payment of the Repurchase Price and the Interest Amount (as defined below).

b)Repurchase Price; Accrued Interest; Aggregate Cap. The cash consideration for each Proposed Repurchase shall be an amount equal to the Repurchase Price, allocated pro rata among the

Debentures based on the outstanding principal amount thereof as of the date hereof. In connection with each repurchase made hereunder, the Company shall also pay, in cash, all accrued and unpaid interest on the portion of principal being repurchased through, and including, the applicable repurchase date (the “Interest Amount”). Notwithstanding anything to the contrary in any Transaction Document, the aggregate principal amount of the Debentures that may be repurchased via the Proposed Repurchases pursuant to this Amendment and Consent shall not exceed fifty percent (50%) of the outstanding aggregate principal amount of all Debentures as of the date hereof.

c)Loan-to-Collateral Ratio. Section 19(d) of each Debenture is hereby deleted in its entirety.

d)No Default; No Premium Limitation. The payment of the Repurchase Price and the Interest Amount in connection with the Proposed Repurchases shall not constitute a default, Event of Default, prepayment premium, make-whole or other similar charge under any Debenture or any other Transaction Document and shall not trigger, require or result in any other payment, adjustment, consent, notice, offer, redemption, election, or right (including any most favored nation, anti-dilution, or similar protection), other than as expressly set forth in this Amendment and Consent.

e)Uniformity. The amendments set forth in this Section 3 shall be deemed incorporated into each Debenture as if fully set forth therein and shall be effective for all Debentures concurrently and uniformly.

f)Mechanics; Settlement. The Proposed Repurchases shall be effected on one or more Business Days designated by the Company by written notice to the Collateral Agent (with a copy to the Required Holders); provided that the Proposed Repurchases must occur on or prior to the Proposed Repurchases Deadline (as defined below). On each such date, upon receipt of the Repurchase Price and the Interest Amount allocable to the Debentures being repurchased, the applicable Buyers shall, upon request by the Company, shall surrender the portion of the repurchased Debentures for cancellation against receipt of immediately available funds and receipt of new Debentures for the then-outstanding principal amount thereof; provided that the Proposed Repurchases effected pursuant to this Amendment and Consent, in the aggregate, shall not exceed the fifty percent (50%) cap set forth in Section 3(b). For the avoidance of doubt, no Bitcoin released pursuant to the Proposed Repurchases shall be subject to the Loan-to-Collateral Ratio in any way.

SECTION 4.    Consent and Direction to Collateral Agent. The Collateral Agent and the Required Holders hereby consent to the Bitcoin Releases and the Proposed Repurchases and direct the Collateral Agent to take all actions reasonably necessary or appropriate to effect the Bitcoin Releases, including promptly issuing all instructions and entitlement orders required under that certain Coinbase Account Control Agreement, dated as of July 7, 2025, by and among the Collateral Agent, the Custodians party thereto, and one of the Company’s subsidiaries, and any other control agreement or custodial arrangement, and the Company shall promptly effectuate the Proposed Repurchases following the Bitcoin Initial Release (and in no event later than the Proposed Repurchases Deadline (as defined below)).

SECTION 5.    Disclosure of Material Non-Public Information. Within five (5) days after this Amendment and Consent is executed, the Company shall either issue a press release or file a report on Form 6-K disclosing all the material terms of the transactions contemplated by this Amendment and Consent (the “Public Disclosure Document”). From and after the issuance or filing of the Public

Disclosure Document, the Company shall have disclosed all material, non-public information (if any) provided to the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents and neither the Buyers nor any of their respective officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.

SECTION 6.    Fee Reimbursement. On the date of the completion of the Proposed Repurchases, the Company shall pay all reasonable and documented out-of-pocket expenses and costs of the Buyers (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for the Buyers) in connection with the preparation, negotiation, execution and approval of this Amendment and Consent and the transactions contemplated hereby.

SECTION 7.    Conditions to Effectiveness. This Amendment and Consent shall be effective upon execution and delivery by the Company, the Required Holders and the Collateral Agent. The signatures of any Buyers (other than the Required Holders) on this Amendment and Consent are not a condition to effectiveness and are included solely as a matter of courtesy and good order.

SECTION 8.    Representations and Warranties. Each party hereto represents and warrants to the others that: (a) it has duly authorized, executed and delivered this Amendment and Consent; (b) this Amendment and Consent constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity; and (c) no governmental or third-party consent, approval or authorization not already obtained is required for its execution, delivery and performance of this Amendment and Consent.

SECTION 9.    Transaction Document; No Other Amendments.

a)Transaction Document. This Amendment and Consent constitutes a “Transaction Document” under the Existing Purchase Agreement and the other Transaction Documents and the failure to complete the Proposed Repurchases on or before the Proposed Repurchases Deadline shall constitute an immediate Event of Default under the Debentures. The “Proposed Repurchases Deadline” as referred to herein shall be the date that is seven (7) days after the date of the Bitcoin Initial Release; provided, however, that if an Insufficiency Certification is delivered to the Collateral Agent prior to the end of such seven (7) day period, the Proposed Repurchases Deadline shall instead be the date that is five (5) days after the receipt of such Insufficiency Certification.

b)Limited Effect. Except as expressly set forth herein, all terms and provisions of the Existing Purchase Agreement, the Debentures, the GSA and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

c)References. On and after the effectiveness of this Amendment and Consent, references in the Existing Purchase Agreement and the other Transaction Documents to the “Purchase Agreement” shall be deemed to be references to the Existing Purchase Agreement, as amended by this Amendment and Consent, and references in the Existing Purchase Agreement and the other Transaction Documents to the “Secured Convertible Debentures” shall be deemed to refer to the Debentures as amended hereby.

SECTION 10.    Miscellaneous.

(a)    Further Assurances. The parties shall execute and deliver such additional documents and take such further actions as may be reasonably necessary to give effect to the terms and intent of this Amendment and Consent, including any payoff letters, surrender instructions and custodial directions reasonably requested to settle the Proposed Repurchases.

(b)    Incorporation by Reference. Sections 10(a), 10(b), 10(c), 10(d), 10(e), 10(g), 10(h), and 10(i) of the Existing Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

(c)    Notices. Notices related to this Amendment and Consent shall be given in the manner provided in Section 10(g) of the Existing Purchase Agreement and in the corresponding notice sections of the Debentures and the GSA.

(d)    Counterparts; Electronic Signatures. This Amendment and Consent may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission (including .pdf and DocuSign) shall be deemed original signatures for all purposes.

(e)    Direction to Collateral Agent. The Required Holders hereby direct the Collateral Agent to execute and deliver any and all documents and to take all actions reasonably necessary or advisable to give effect to this Amendment and Consent and the transactions contemplated hereby, in accordance with the Transaction Documents.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be duly executed and delivered as of the date first written above.

HUDSON BAY PH XVI LTD.,
as the Collateral Agent

By: _________________________________
Name:
Title:

HUDSON BAY PH XVI LTD.,
as the Required Holders

By: _________________________________
Name:
Title:

SEQUANS COMMUNICATIONS S.A.,
as the Company

By: _________________________________
Name:
Title:

The following signature blocks are included solely as a matter of courtesy and are not required for effectiveness.

[ALTO OPPORTUNITY MASTER FUND, SPC – SEGREGTED MASTER PORTFOLIO B,
as a Buyer

By: _________________________________
Name:
Title:]

[MOORE GLOBAL INVESTMENTS, LLC,
as a Buyer

By: _________________________________
Name:
Title:]

[AFOB FIP MS, LLC,
as a Buyer

By: _________________________________
Name:
Title:]

[MMCAP INTERNATIONAL INC. SPC,
as a Buyer

By: _________________________________
Name:
Title:]